UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 20, 2010, Genpact International, Inc., a Delaware corporation wholly-owned by Genpact Limited (“Genpact”), and the General Electric Company (together with its affiliates, “GE”) entered into an amendment to the master services agreement, dated as of December 30, 2004, as amended (the “MSA”), to extend the term of the MSA, including the minimum annual volume commitment of $360 million, by two years.  The MSA will now run through December 31, 2016.  The MSA also provides that the minimum annual volume commitment for each of the years 2014, 2015 and 2016 is $250 million, $150 million and $90 million, respectively.   The amendment includes specific productivity and price reduction commitments from Genpact, including volume discounts based on increases in overall GE revenues.

The foregoing summary is qualified in its entirety by the full text of the MSA amendment, which will be filed as an exhibit to Genpact’s annual report on Form 10-K for the year ended December 31, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: January 26, 2010	By:	/s/ Victor Guaglianone
	Name:	Victor Guaglianone
	Title:	Senior Vice President
and General Counsel